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                                                                 EXHIBIT 10.4


                                  PURCHASE AND
                           JOINT EXPLORATION AGREEMENT


     This Joint Exploration Agreement (the "Agreement") is entered into this 21st day of February, 1996 by and between COSTILLA ENERGY, L.L.C., a Texas limited liability company ("Costilla") and RESOURCE DEVELOPMENT COMPANY LIMITED, L.L.C. (DE), a Delaware limited liability company ("Redeco").

                                 R E C I T A L S

     (a) Redeco has entered into a Concession Agreement (the "Concession"), dated July 6, 1995, with the Republic of Moldova ("Moldova") under the terms of which Redeco has acquired rights to explore, develop and produce oil, gas and other minerals within the geographic boundaries of Moldova, together with other rights related to said production. The Concession is incorporated herein and made a part hereof by reference.

     (b) By Option Agreement dated October 17, 1995, as extended by Extension of Option Agreement dated November 21, 1995 (collectively, the "Option"), for the consideration of $25,000 paid to Redeco, Costilla has acquired from Redeco an option to acquire an undivided 50% interest in the Concession. The Option is incorporated herein and made a part hereof by reference.

     (c) By this Agreement, Costilla is exercising its option and Redeco and Costilla are agreeing to their respective rights and obligations under the Concession.


                                       I.
                               EXERCISE OF OPTION

     1.1 EXERCISE OF OPTION. Contemporaneously with the execution of this Agreement, Costilla has paid Redeco the sum of $90,000 and has agreed to bear the first $750,000 of joint activities expenses, including but not limited to direct and indirect drilling costs, travel, and related overhead expenses for office operations and technical analysis, in Direct Oil and Gas Projects. By such payment and agreement, Costilla has exercised its option under the Option. In the event any provision of this Agreement conflicts with any provision of the Option, this Agreement shall prevail.

     1.2 ASSIGNMENT OF RIGHTS UNDER CONCESSION. Immediately upon execution of this Agreement, Redeco shall execute and deliver to Costilla a conditional assignment of an undivided 50% of Redeco's rights and obligations under the Concession. Redeco and Costilla understand that the assignment by Redeco to Costilla is subject to Moldova granting its written consent to the assignment and, possibly, its consent to this Agreement and all other subsequent agreements between Redeco and Costilla and satisfaction of the conditions precedent recited above. In the event Moldova refuses to grant such written consent, Costilla's exercise of the Option shall be void and Redeco shall be obligated to immediately refund to Costilla all sums of money heretofore and hereafter paid by Costilla to Redeco in connection with its exercise of the Option, as well as all funds expended by Costilla, or its affiliates, relating to Concession activities, in Moldova.


                                       II.
                             NATURE OF RELATIONSHIP

     2.1 DISCLAIMER OF PARTNERSHIP. This Agreement is not intended to create, and shall not construed to create, a partnership, mining partnership, joint venture, or other type of relationship pursuant to which a party hereto shall have liability for the actions of the other (except as specified in Article III hereof) in connection with the Concession Agreement, or otherwise. The relationship of the parties hereto shall be as co-owners of the rights granted to Redeco pursuant to the Concession Agreement, and such rights shall be governed solely by the terms of this Agreement; provided however, as between Redeco and Costilla, there shall be a fiduciary duty owed one to the other in connection with all their dealings involving their business activities within Moldova.

     2.2 NAMING OF OPERATOR AND CONCESSIONAIRE. Costilla, or its designee, shall be designated the Operator under this Agreement. Redeco, or its designee, shall be designated the Concessionaire under this Agreement. The duties and responsibilities of Costilla and Redeco in their respective roles shall be set forth in Article III hereof.

     2.3 ESTABLISHMENT OF ADDITIONAL ENTITIES. Costilla and Redeco acknowledge and agree that each of them may form one or more domestic or foreign subsidiaries to carry out the activities contemplated by the Moldovan Agreements. Each of Costilla and Redeco consent to the formation of such additional entities (domestic or foreign) as may be recommended by their advisors; provided however, that any agreements between such entities will either incorporate this Agreement by reference or restate the terms and conditions of this Agreement. Costilla has caused to be formed Costilla Redeco Energy, L.L.C. to succeed to all its rights (other than its rights as Operator) under this Agreement, and the parties hereto, by their signatures below (as well as the signature of Costilla Redeco Energy, L.L.C.) recognize that the Costilla Redeco Energy, L.L.C. has succeeded to all such rights. Costilla additionally intends to cause to be formed a subsidiary or affiliate which will succeed to its rights as operator hereunder.

     2.4 COVERAGE OF THIS AGREEMENT. The parties intend that this Agreement cover their rights and responsibilities with respect to the Concession Agreement, and such projects as may be ancillary thereto. Specifically, the parties intend that this Agreement shall cover the following activities:

     (a)  Development of the abandoned field of Valeni.

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     (b)  Development of the Victorophka gas fields.

     (c)  Exploration or development of other oil and gas properties.

     (d) Geophysical, geological or geochemical studies for exploration and development of hydrocarbons.

     (e) General and administrative expenses associated with the activities described in (a) through (d) above, including but not limited to travel and lodging expenses, as well as the payments made pursuant to
          Article VI hereof.

     (f) Costs and expenses associated with any attempts made by Costilla to obtain third party financing for the activities described in (a) through (d) above.

     (g)  Refineries.

     (h) Distribution and transportation pipelines (excluding gathering lines or gathering line systems which shall be considered part of the facilities relating to the exploratory or development wells to which they pertain.)

     (i)  Liquified natural gas facilities.

     (j)  Wholesale and retail oil terminals and gas and gasoline stations.

     (k) Development of any other mineral resources, including geophysical, geological or geochemical studies, subject to the time limitations imposed in the Concession for the development of said resources.

     The matters covered by subsection (a) through (k) of this Section 2.4 are referred to herein as "Direct Projects" and the matters covered by subsections
(a) through (f) are also referred to as "Direct Oil and Gas Projects". In addition, this Agreement may cover certain projects and opportunities which shall be referred to herein as "Indirect Projects". Indirect Projects are those projects and opportunities that, although not specifically mentioned in the Concession, arise by virtue of or "spin-off" from, the Concession. Unlike Direct Projects which are initially proposed by the Operator, Indirect Projects may also be proposed by any non-operator. Indirect Projects must relate to the Direct Projects in some manner. It is recognized that Indirect Projects may impact Direct Projects and Direct Projects shall take precedence unless jointly agreed otherwise. The proposal of an Indirect Project and scope thereof will be subject to review by the Operator for potential conflict with Direct Projects. Assuming that the Operator does not find that a proposed Indirect Project conflicts with a Direct Project, the Indirect Project, at the option of the party proposing same, shall be conducted under such terms as the parties participating in the Indirect Project may agree.

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     In addition to Direct and Indirect Projects, either Redeco or Costilla may propose "Miscellaneous Projects", being projects unrelated to the Concession either directly or indirectly but which were acquired or envisioned as a result of the parties' contacts in Moldova and which directly relate to doing business either with Moldova or with citizens of Moldova. If either Redeco or Costilla has a Miscellaneous Project it will be obligated to disclose same and offer it to the other party on a right of first refusal basis. Bona fide disputes as to whether a project is a Miscellaneous Project or an Indirect Project shall be resolved in favor of its being an Indirect Project. Costilla and Redeco recognize that a Miscellaneous Project may impact Direct or Indirect Projects and the parties recognize that Direct or Indirect Projects shall take precedence unless jointly agreed otherwise. Prior to proposing a Miscellaneous Project, the form and scope of the project will be brought before the Operator for discussion of potential conflicts with existing or proposed Direct and Indirect Projects. Opportunities in the nature of personal service shall not give rise to this right of first refusal and shall not be considered a Miscellaneous Project.

     2.5 CREATION OF OPERATING COMMITTEE. An Operating Committee shall be formed which shall consist of the principals of Costilla and Redeco. Meetings of the Operating Committee may be held as frequently as desired by Costilla and Redeco, but not less than frequently than quarterly. At meetings of the Operating Committee, other invited persons may attend and participate, if such attendance and participation is agreed upon by both parties. The role of the Operating Committee shall be advisory only; it being acknowledged and understood that Costilla, in its capacity as Operator and Redeco, in its capacity as Concessionaire, shall exercise the rights and duties granted to them under
Article III of this Agreement, but that the Operating Committee shall be free to advise either Costilla or Redeco with respect to any matter covered by this Agreement.

                                      III.
                               DUTIES OF OPERATOR

     3.1 POWER AND AUTHORITY OF OPERATOR. The Operator shall conduct, direct and exercise full control over all activities to be conducted pursuant to the Concession Agreement. Except as otherwise expressly provided in Sections 3.2 and 3.3 and elsewhere in this Agreement (including the advisory role of the Operating Committee described in Section 2.5), all management powers over the business and affairs of the activities to be conducted pursuant to the Concession Agreement shall be exclusively vested in the Operator. The parties recognize that Redeco is best poised to offer expert opinions regarding the cultural and political aspects of the Concessions, as well as the Concession inherent obligations and requirements, and Operator agrees to give serious consideration to this counsel, giving it fair weight in all strategic decisions. The Operator shall have full power and authority to do all things deemed necessary or desirable by it to conduct the activities to be conducted pursuant to the Concession Agreement without limitation (except as aforesaid), including the right and power to:

          (a) propose and adopt a budget for expenditures pursuant to activities to be conducted pursuant to Direct Projects and Indirect Projects, and cause a copy of said

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     budget to be delivered to Redeco not later than December 1 of the year preceding the year for which expenditures have been budgeted, except as to calendar year 1996 as to which the budget will be delivered not later than _________, 1996. Costilla will update the budget quarterly throughout a calendar year and furnish all such updated revisions to Redeco. The rights and obligations of Redeco with respect to its participation in such activities are set forth in Article IV hereof;

          (b) conduct and/or supervise all field operations, including drilling and reworking of wells, and ordering equipment and all other ancillary matters related thereto:

          (c) purchase or otherwise acquire other real or personal property of every nature considered necessary or appropriate to carry on and conduct the activities contemplated by the Concession Agreement.

          (d) contract with third parties for such purposes and to do any and all other things necessary or appropriate to carry out the activities contemplated by the Concession Agreement which could or might be done by a normal and prudent operator in the development, operation and management of its own property;

          (e) purchase, lease, rent or otherwise acquire or obtain the use of facilities, machinery, equipment, tools, materials and all other kinds and types of real or personal property that may in anyway be deemed necessary, convenient, or advisable in connection with carrying on the activities contemplated by the Concession Agreement;

          (f) make and enter into such agreements and contracts with such parties and to give such receipts, releases and discharges with respect to any and all of the foregoing and any matters incident thereto as the Operator may deem advisable or appropriate;

          (g) procure and maintain in force such insurance as the Operator shall deem prudent to serve as protection against liability for loss and damage as required by the Concession Agreement or which may be occasioned by the activities contemplated by the Concession Agreement on behalf of Costilla and Redeco or their assigns;

          (h) prepay in whole or in part, refinance, recast, increase, modify or extend any liabilities affecting the activities to be conducted pursuant to the Concession Agreement and in connection therewith execute any extensions or renewals of encumbrances on any or all of the property or interest pledged to secure same;

          (i) contract on behalf of Costilla and Redeco for the employment and services of employees and/or independent contractors, such as independent legal counsel and accountants; provided, however, that on disputed matters with third parties involving more than $50,000, Redeco may elect to supply its own legal counsel at its own expense;

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          (j)  take, or refrain from taking, all actions, not expressly reserved or limited by this Agreement, as may be necessary or appropriate to accomplish the activities to be conducted pursuant to the Concession Agreement;

          (k) institute, prosecute, defend, mediate, arbitrate and settle lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against Costilla or Redeco in connection with joint activities to be conducted pursuant to the Concession Agreement, and to engage counsel or others in connection therewith;

          (l) take such other acts as may be incidental to the acts and things expressly authorized by this Agreement; and

          (m) take such other actions as may be permitted by the Operator under the Operating Agreement, to the extent not inconsistent with the terms of this Agreement.

     In accomplishing all of the foregoing and in fulfilling its obligations pursuant to this Agreement, the Operator may, in its sole discretion, retain or use any affiliates' personnel, properties and equipment or the Operator may hire or rent those of third parties and may employ on a temporary or continuing basis outside accountant, attorneys, consultants and others on such terms as the Operator deems advisable. No person, firm or corporation dealing with the Operator shall be required to inquire into the authority of the Operator to take any action or make any decision.

     3.2  CERTAIN RESTRICTIONS ON OPERATOR'S POWER AND AUTHORITY.
Notwithstanding anything else expressed or implied to the contrary to this Agreement, the Operator shall not have the power or authority to and shall not perform or authorize any of the following acts without having previously obtained the consent of Redeco:

          (a)  do any act in contravention of this Agreement;

          (b) confess a judgment which could affect the rights of the parties pursuant to the Concession Agreement;

          (c) possess property interests arising from the Concession Agreement, or assign rights in specific property interest arising from the Concession Agreement, for other than the joint and mutual benefit of the parties hereto or their assigns;

          (d) use the property interests arising from the Concession Agreement for other than the joint and mutual benefit of the parties hereto or their assigns; and

          (e) except as expressly provided herein, take any action with respect to the property interests arising from the Concession Agreement which benefits the Operator or an Affiliate thereof to the detriment of Redeco.

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     3.3  POWER AND AUTHORITY OF CONCESSIONAIRE; LIMITATIONS.

          (a) The Concessionaire shall be responsible for relations with the Republic of Moldova and its duly authorized representatives, as well as the administration of matters covered by the Concession within the Republic of Moldova. In addition, the Concessionaire shall be primarily responsible for related research with respect to the Concession; non-oil and gas logistical matters such as the obtaining of housing, transportation, food and the like; and the acquisition of leasehold interests or other similar interests necessary to carry out the purposes of the Concession.

          (b) In carrying out its duties as Concessionaire, Redeco agrees to consult with Costilla, either through the Operating Committee, or otherwise, but in the event of any disagreement with respect to the powers to be exercised by the Concessionaire under Section 3.3(a), Redeco's judgment shall be conclusive unless: (i) the action proposed to be taken by Redeco would increase the financial commitment otherwise required pursuant to the terms of the Concession; or (ii) would otherwise have a material adverse effect on the Concession, or the transactions to be conducted pursuant thereto.

     3.4  LIABILITY OF PARTIES AND INDEMNIFICATION.

          (a) Costilla, Redeco and their affiliates, members, managers, officers, employees and agents, shall not be liable, responsible or accountable in damages or otherwise to the other party hereto for any acts or omissions that do not constitute gross negligence, willful misconduct, or a breach of the express terms of this Agreement, and each party to this Agreement shall indemnify and save harmless the other parties hereto and their affiliates, members, managers, officers, employees and agents (individually, "Indemnitee") from all liabilities relating to the Concession Agreement or the activities conducted pursuant thereto. Any act or omission performed or omitted by an Indemnitee on advice of legal counsel or an independent consultant who has been employed or retained by the Operator in accordance with Section 3.1 shall be presumed to have been performed or omitted in good faith without gross negligence or willful misconduct. THE PARTIES RECOGNIZE THAT THIS PROVISION SHALL RELIEVE ANY SUCH INDEMNITEE FROM ANY AND ALL LIABILITIES, OBLIGATIONS, DUTIES, CLAIMS, ACCOUNTS AND CAUSES OF ACTION WHATSOEVER ARISING OR TO ARISE OUT OF ANY ORDINARY NEGLIGENCE BY ANY SUCH INDEMNITEE, AND SUCH INDEMNITEE SHALL BE ENTITLED TO INDEMNIFICATION FROM ACTS OR OMISSIONS THAT MAY CONSTITUTE ORDINARY NEGLIGENCE.

          (b) An Indemnitee shall not be denied indemnification in whole or in part under this Section 3.4 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

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     3.5  TAX ELECTIONS.  The Operator shall make such tax elections as agreed by the parties on behalf of Costilla and Redeco relating to the joint activities to be conducted pursuant to the Concession Agreement.

                                       IV.
                    PAYMENT OF COSTS AND DIVISION OF REVENUES

     4.1 INITIAL ALLOCATION. Except as provided in this Section 4.1 and the remainder of this Article IV, Costilla and Redeco shall each pay 50% of all costs associated with activities conducted pursuant to the Concession Agreement including the fees and expenses of advisors retained pursuant to Section 3.1(i) of this Agreement. However, Costilla agrees that it shall be solely responsible for and shall pay the initial sum of $2,000,000 (the "Initial Tranche"), which shall include the $750,000 expenditure contemplated by Section 1.1 for the joint account of Costilla and Redeco in Direct Oil and Gas Projects. Costilla and Redeco acknowledge and agree that as of the date of this Agreement, $450,000 of the Initial Tranche has been expended by Costilla.

     4.2 UTILIZATION OF REVENUES TO PAY EXPENSES. Although no partnership is intended to be created pursuant to this Agreement, Costilla and Redeco each agree that all revenues which accrue to their respective interests shall be initially paid to Costilla in its capacity as Operator. At such time that Redeco has participated under alternative 4.4 (a) or (b) below and Costilla has been paid all Reimbursable Amounts, Redeco may elect to either receive its revenue directly or take its share of production in kind, provided, however that Operator shall have continuing rights to market Redeco's share of production should Redeco fail to timely make such arrangements. The Operator shall utilize such revenues initially to pay budgeted expenses and to maintain a prudent cash reserve, provided that such cash reserve is not anticipated to exceed 20% of the authorized budget. Only when all budgeted expenses have been paid and adequate reserves established will the Operator disburse any remaining funds.

     4.3  PROJECT FINANCING.   Recognizing that initial income to the parties as
a result of their operations to the Concession may be insufficient to meet current financial obligations incurred as a result of the operations, both Redeco and Costilla shall make a concerted effort to raise additional capital either for the two of them, jointly, or, at least, for the benefit of Redeco. Such funding may occur either in the form of debt financing or in the form of equity funding from third parties, the latter being an acknowledged goal of Redeco, either on its own or in concert with Costilla. At any time during the expenditure of the Initial Tranche, and specifically at such time as the Initial Tranche has been expended, Costilla may (prior to the expenditure of the Initial Tranche) and shall (for a period of up to six months following the expenditure of the Initial Tranche) use best efforts to secure project financing primarily for the joint account of Costilla and Redeco, but at least for the benefit of Redeco. Such funding may occur either in the form of debt financing or in the form of equity funding from third parties. Such funding necessary to meet all financial obligations relating to the parties' operations involving the Concession shall herein, collectively, be referred to as "Project Financing."

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     4.4  RIGHTS OF REDECO AFTER EXPENDITURE OF INITIAL TRANCHE.  Once the
Initial Tranche has been expended, if Operator has a good faith belief that revenues from the Concession will not be sufficient to fund anticipated expenditures for Direct or Indirect Projects, it shall promptly provide a written notice to such effect to Redeco. Redeco shall have a period of 180 days from receipt of the notice (the "Notice Period") to elect one of the alternatives set forth in this Section 4.4. Notwithstanding any existing budgets or anything else to the contrary herein, Costilla agrees that during the Notice Period, the total sums expended by Costilla for the joint account in Direct Oil and Gas Projects shall not exceed $2,500,000, including expenditures made by Costilla during the Notice Period. To the extent Redeco does not provide notice of election by the conclusion of the Notice Period, it will be deemed to have elected the alternative set forth in Section 4.4(c). The alternatives available to Redeco during the Notice Period are:

          (a) Accept the Project Financing obtained for the account of both parties. In this connection, Redeco agrees to execute any documents, in the same form as executed by Costilla, necessary to accomplish this purpose; provided however, that should Costilla fail to execute such documents, Redeco may satisfy this alternative by accepting and executing the Project Financing as to its interest.

          (b)  Pay Costilla the sum of the following (the "Reimbursable
     Amount"):

               (i) 50% of all amounts spent by Costilla with respect to Direct Oil and Gas Projects under the Concession, subject to a maximum amount of $2,500,000, less $750,000; and

               (ii) interest computed on the amount specified in Section 4.4(b)(i) from the date of each such expenditure until repayment thereof at a floating rate equal to Nations Bank of Texas, N.A. prime rate, plus .75%.

          In the event Redeco pays the Reimbursable Amount, it will retain its 50% interest in the Direct Oil and Gas Projects under the Concession; provided, however, that should Redeco subsequently fail to pay its share of a budgeted expenditure, it shall forfeit its entire interest in the Direct Oil and Gas Projects under the Concession in accordance with the terms of the Operating Agreement; or

          (c) Convert its interest in the Direct Oil and Gas Projects under the Concession to a 7.5% Non-Participating Revenue Interest and not be required to bear any of the Reimbursable Amount, or future costs, with respect to the Direct Oil and Gas Projects under the Concession. Such Non-Participating Revenue Interest shall be equal to 7.5% of the gross proceeds attributable to the sales of oil, gas and other hydrocarbons from the lands covered by the Concession and shall be owned by Redeco free and clear of all costs and expense, except that it shall bear and pay its 7.5% share of all royalties, taxes on production and any other levies imposed by the Republic of Moldova not separately due and payable by Redeco on its Non-Participating Revenue Interest.

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     Amounts due and payable to Redeco will be paid in the same currency and at the same exchange rate as payments are made to Costilla.

          At any time during the Initial Tranche up until the end of the Notice Period, Redeco may elect to proceed under alternative 4.4(b) above by paying the Reimbursable amount as of that date.

     4.5 NON OIL AND GAS PROJECTS. Notwithstanding the obligation of Costilla and Redeco to pay 50% of all costs associated with activities conducted pursuant to the Concession Agreement, either party may elect not to participate in the costs of either a Direct Project (other than a Direct Oil and Gas Project) or an Indirect Project at the time that such project is proposed, and may convert its interest in such project to a non-cost-bearing interest functionally equivalent to the Non-Participating Revenue Interest defined above in Section 4.4(c), adjusted for the risks and cost structure of the business contemplated by such project.

     4.6 EARLY WITHDRAWAL BY COSTILLA. Should Costilla elect at any time to cease participation under the Concession Agreement and withdraw from activities conducted thereunder, it shall cede its interest in the Concession back to Redeco, subject to a right to convert its interest in the Concession to a non-cost-bearing interest functionally equivalent to the Non-Participating Revenue Interest defined above in Section 4.4(c), adjusted for the risks and cost structure of the business contemplated by such project.

                                       V.
                      ASSIGNABILITY; RIGHT OF FIRST REFUSAL

     5.1 ASSIGNABILITY. Either party may sell, assign, transfer, pledge, hypothecate or otherwise dispose of its interest in the Concession, or its rights or obligations thereunder or under any specific Direct or Indirect Project, subject only to the provisions of Section 5.2.

     5.2 RIGHT OF FIRST REFUSAL. In the event that any party shall receive a bona fide offer for the purchase of such parties interest under the Concession Agreement or one or more Direct or Indirect Projects, the terms of which it desires to accept, it shall not sell any such interest without first complying with this Section 5.2. First, it shall immediately send a notice in writing of all of the terms and conditions of such offer, including, but not limited to, the following:

          (a)  the name and address of the offeror;

          (b) nature of the interest in the Concession Agreement or the Direct or Indirect Projects proposed to be purchased;

          (c)  the price which the offeror proposes to pay;

          (d) the financial arrangements for the payment of the purchase price; and

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          (e)  all other material terms of the proposed transaction.

     to the other party, and, in connection therewith, shall certify that such offer is bona fide and genuine and that it intends to accept it according to its terms. Such notice and certification shall be mailed to the other party at its address as specified herein by registered or certified United States mail, return receipt requested, with postage thereon prepaid. The other party shall thereupon have the irrevocable right and option to purchase and acquire the interest subject to such offer giving such notice on the same terms and for the same purchase price as set forth in the written notice. The other party shall be entitled to exercise its right and option until the expiration of thirty (30) calendar days from the date the notice was received by the other party; but shall not contact or negotiate with the offeror during that thirty (30) day period.


                                       VI.
                            MONTHLY PAYMENT TO REDECO

     Commencing 1 January 1996 and through 31 December 1997, Costilla will pay to Redeco (or to its assigns) the sum of $12,500 per month, with payments to be made on the 1st day of each month. This payment amount will be renegotiated upwards if and when total production exceeds 1,000 barrels per day equivalent (oil or gas), assuming that the oil or gas is selling at a fair market price. Costilla will also compensate Redeco for up to sixteen round-trip tickets per year, and will pay term life insurance premiums for Mr. and Mrs. William J. Cox up to a total face value of $1 million, with beneficiaries to be designated by William J. Cox.

                                      VII.
                                  MISCELLANEOUS

     7.1 ENTIRE AGREEMENT. Subject to the provisions of Section 2.3, this Agreement constitutes the entire agreement of the parties with regard to the subject matter of this Agreement and replaces and supersedes all other written and oral agreements and statements of the parties relating to the subject matter of this Agreement.

     7.2 WAIVER. The failure of a party to insist in any one or more instances on the performance of any term or condition of this Agreement shall not operate as a waiver of any future performance of that term or condition.

     7.3 HEADINGS. The headings used in this Agreement appear strictly for the parties' convenience in identifying the provisions of this Agreement and shall not affect the construction or interpretation of the provisions of this Agreement.

     7.4 BINDING EFFECT. This Agreement binds and inures to the benefit of the parties and their respect successors, legal representatives and permitted assigns.

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     7.5  AMENDMENTS.  No amendments to this Agreement shall become effective or binding on the parties, unless agreed to in writing by all of the parties.

     7.6 TIME. Time constitutes an essential part of each and every part of this Agreement.

     7.7 NOTICE. Except as otherwise provided in this Agreement, when this Agreement makes provision for notice or concurrence of any kind, the sending party shall deliver or address the notice to the other party by certified mail, telecopy or nationally-recognized overnight delivery service to the following address or telecopy number:

          Costilla:           Costilla Energy, LLC
                              511 West Texas
                              Midland, Texas 79701
                              (fax) (915) 686-6080

          Redeco:             Resource Development Company
                                Limited, LLC (DE)
                              2700 Liberty Tower
                              Oklahoma City, Oklahoma 73102
                              (fax) (405) 239-7337

     7.8  GOVERNING LAW.  The law of Texas shall govern this Agreement.

     7.9 FOREIGN CORRUPT TRADE PRACTICES ACT AND OTHER FEDERAL LAWS. Each party pledges and commits to the other that it will fully comply with the Foreign Corrupt Trade Practices Act, as well as any other federal laws relating to its activities in and with Moldova, its governmental representatives and citizens and each party pledges immediate disclosure to the other of any incident that may give rise to a potential complaint under the Foreign Corrupt Trade Practices Act or any other federal law relating to their activities under this Agreement.

     7.10 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

     7.11 DISPUTE RESOLUTION. The terms of the Dispute Resolution Procedure attached as Exhibit A dealing with the resolution of disputed matters shall be specifically incorporated into and made a part of this Agreement.

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


     EXECUTED as of the day and year first set forth above.

                              COSTILLA ENERGY, LLC



                              By:       /S/ MICHAEL J. GRELLA
                                     --------------------------------
                              Name:     MIKE GRELLA
                                     --------------------------------
                              Title:    President
                                     --------------------------------


                              RESOURCE DEVELOPMENT COMPANY
                                LIMITED, L.L.C. (DE)



                              By:       /S/ WILLIAM J. COX
                                     --------------------------------
                              Name:     WILLIAM J. COX
                                     --------------------------------
                              Title:    President
                                     --------------------------------


                              COSTILLA REDECO ENERGY, L.L.C.



                              By:       /S/ MICHAEL J. GRELLA
                                     --------------------------------
                              Name:     MIKE GRELLA
                                     --------------------------------
                              Title:    President
                                     --------------------------------


                                       13